Exhibit 99.1

Contact:	John Oxford	Stuart Johnson
	Vice President	Senior Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1472
	joxford@renasant.com	stuartj@renasant.com

RENASANT CORPORATION ANNOUNCES

2009 FOURTH QUARTER AND YEAR END

EARNINGS RESULTS

TUPELO, MISSISSIPPI (January 19, 2010) – Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced its earnings results for 2009. Net income for 2009 was $18,518,000 as compared to $24,052,000 for 2008. Basic and diluted earnings per share were $0.88 and $0.87, respectively, for 2009 compared to basic and diluted earnings per share of $1.15 and $1.14, respectively, for 2008.

For the fourth quarter of 2009, net income was $4,031,000 as compared to $232,000 for the fourth quarter of 2008. Basic and diluted earnings per share were $0.19 for the fourth quarter of 2009, compared to basic and diluted earnings per share of $0.01 for the fourth quarter of 2008. The increase in fourth quarter 2009 net income and earnings per share as compared to 2008 is primarily due to a lower provision for loan losses during the fourth quarter of 2009.

“At the beginning of last year we stated that the Company’s success would be determined by management’s ability to preserve margin, minimize credit losses, grow noninterest income and reduce noninterest expense—all of which would result in continued enhancement of our strong capital position,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “Looking back, after experiencing margin compression through the second quarter of 2009, we grew margin during the second half of the year, continued to reduce our construction and development loans, grew noninterest income and reduced noninterest expense notwithstanding the special assessment levied by the FDIC during the second quarter of 2009.”

Total deposits grew to $2.58 billion at December 31, 2009 as compared to approximately $2.34 billion at December 31, 2008. Included within this growth is an increase in noninterest bearing deposits of $20.7 million and an increase in retail interest bearing deposits of $288.2 million. This growth allowed the Company to reduce public fund deposits by $80.6 million and borrowings by $315.9 million during 2009.

“The Company experienced strong deposit growth due to management’s strategic efforts to acquire lower costing and noninterest bearing deposits while reducing reliance on higher costing sources of funds. This growth in deposits will allow us to continue to reduce higher cost borrowings,” stated McGraw.

Total loans were approximately $2.35 billion at the end of 2009 as compared to approximately $2.53 billion at December 31, 2008.

“During 2009, total loans declined year-over-year as new loan production did not keep pace with our efforts to have our construction and development loan portfolios, which have been more negatively impacted by the economic downturn, pay off and pay down. During 2009, our construction and development loan portfolio decreased an additional $150 million,” said McGraw.

Total assets as of December 31, 2009 were approximately $3.64 billion as compared to approximately $3.72 billion for December 31, 2008.

Shareholders’ equity was $410,122,000 at December 31, 2009 as compared to $400,371,000 at December 31, 2008. The change in shareholders’ equity reflects earnings less dividends paid and changes in unrealized gains and losses on available for sale investment securities.

As of December 31, 2009, the Company’s regulatory capital ratios were in excess of regulatory minimums required to be classified as “well-capitalized”. At December 31, 2009, the Company’s Tier I leverage capital ratio was 8.68%, its Tier I risk-based capital ratio was 11.16%, and its total risk-based capital ratio was 12.41%. The growth in the Company’s capital ratios reaffirms management’s decision in the fourth quarter of 2008 not to participate in the federal government’s Troubled Asset Relief Program.

Net interest income was $99,466,000 for 2009 as compared to $109,442,000 for 2008. Net interest income was $24,802,000 for the fourth quarter of 2009 as compared to $26,842,000 for the same period in 2008. Net interest margin was 3.16% for 2009 as compared to 3.44% for 2008 and net interest margin was 3.22% for the fourth quarter of 2009 as compared to 3.36% for the fourth quarter of 2008. Net interest margin was unchanged on a linked quarter basis.

Noninterest income was $57,558,000 for 2009 as compared to $54,042,000 for 2008. For the fourth quarter of 2009, noninterest income was $13,419,000 as compared to $12,751,000 for the fourth quarter of 2008. The Company experienced an increase in year-over-year and quarter-over-quarter noninterest income primarily associated with our increase in deposits and our record mortgage loan production during 2009.

Noninterest expense was $105,753,000 for 2009 as compared to $107,968,000 for 2008. Noninterest expense was $25,583,000 for the fourth quarter of 2009 compared to $25,688,000 for the fourth quarter of 2008. Despite an industry wide special assessment levied by the FDIC which resulted in a $1,750,000 expense to the Company, noninterest expense decreased by approximately $2.2 million during 2009 as compared to 2008. This planned reduction in noninterest expense was due to achieved efficiencies throughout the Company.

Net charge-offs as a percentage of average loans for the year ending December 31, 2009, were 0.91% compared to 0.55% for 2008. The Company recorded a provision for loan losses of $7,800,000 and $26,890,000 for the fourth quarter of 2009 and the year ending December 31, 2009, respectively, as compared to $14,979,000 and $22,804,000, respectively, for the same periods in 2008. The allowance for loan losses as a percentage of loans was 1.67% at December 31, 2009, as compared to 1.51% at September 30, 2009 and 1.38% for December 31, 2008.

“Our credit administration team has an ongoing initiative of aggressively reviewing our credit portfolio with the goal of establishing appropriate reserves against potential future losses,” stated McGraw.

Non-performing loans (loans 90 days or more past due and nonaccrual loans) were $50,025,000 at December 31, 2009, as compared to $48,656,000 at September 30, 2009 and $39,913,000 at December 31, 2008. Non-performing loans as a percentage of total loans were 2.13% at December 31, 2009, as compared to 2.03% at September 30, 2009 and 1.58% as of December 31, 2008. Loans 30-89 days past due as a percentage of total loans decreased to 1.03% at December 31, 2009 down from 1.38% at September 30, 2009 and 1.92% at December 31, 2008.

Other real estate owned was $58,568,000 at December 31, 2009 as compared to $47,457,000 at September 30, 2009 and $25,111,000 at December 31, 2008. The increase in OREO reflects the Company’s efforts to resolve problem loans by taking possession and controlling the liquidation of the underlying properties. The Company continues to aggressively manage the property held in our other real estate owned portfolio. This is evident as the Company sold $16 million of other real estate owned during 2009.

“Renasant is looking forward to a successful 2010 as we build on our 105 year history of success and capitalize on future opportunities to enhance our long-term value,” said McGraw.

CONFERENCE CALL INFORMATION:

A live audio webcast of a conference call with analysts will be available beginning at 10:00 a.m. Eastern time on Wednesday, January 20, 2010, through the Company’s website: www.renasant.com. The event will be archived on the Company’s website for one year. If Internet access is unavailable, the conference may also be heard live (listen-only) via telephone by dialing 1-800-860-2442 in the United States and requesting the Renasant Corporation 2009 earnings call. International participants should dial 1-412-858-4600.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank and Renasant Insurance. As of December 31, 2009, Renasant had assets of approximately $3.6 billion and operated 65 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee and Alabama.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

###

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

									Q4 2009 -	For the Year
	2009				2008				Q4 2008	Ended December 31,
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Percent Variance	2009	2008	Percent Variance
Statement of earnings
Interest income - taxable equivalent basis	$42,526	$43,820	$43,836	$44,988	$47,989	$50,904	$51,386	$54,324	(11.38)	$175,170	$204,603	(14.39)
Interest income	$41,331	$42,614	$42,709	$43,910	$47,110	$50,004	$50,465	$53,383	(12.27)	$170,564	$200,962	(15.13)
Interest expense	16,529	17,423	18,549	18,597	20,268	22,063	22,963	26,226	(18.45)	71,098	91,520	(22.31)

Net interest income	24,802	25,191	24,160	25,313	26,842	27,941	27,502	27,157	(7.60)	99,466	109,442	(9.12)
Provision for loan losses	7,800	7,350	6,700	5,040	14,979	3,000	2,200	2,625	(47.93)	26,890	22,804	17.92

Net interest income after provision	17,002	17,841	17,460	20,273	11,863	24,941	25,302	24,532	43.32	72,576	86,638	(16.23)
Service charges on deposit accounts	5,801	5,379	5,395	5,425	5,601	5,861	5,750	5,433	3.57	22,000	22,645	(2.85)
Fees and commissions on loans and deposits	3,554	3,961	4,424	4,682	3,674	4,198	4,481	3,765	(3.27)	16,621	16,118	3.12
Insurance commissions and fees	705	949	837	828	868	920	838	857	(18.78)	3,319	3,483	(4.71)
Trust revenue	559	501	488	491	551	597	670	626	1.45	2,039	2,444	(16.57)
Net gain on sale of securities	123	—	1,123	427	—	—	—	—	N/M	1,673	—	N/M
Gain on sale of mortgage loans	1,665	1,832	2,293	1,776	1,263	1,352	1,311	1,521	31.83	7,566	5,447	38.90
Other	1,012	1,331	864	1,133	794	716	740	1,655	27.46	4,340	3,905	11.14

Total non-interest income	13,419	13,953	15,424	14,762	12,751	13,644	13,790	13,857	5.24	57,558	54,042	6.51
Salaries and employee benefits	13,572	13,363	13,736	14,744	12,583	15,250	14,849	14,718	7.86	55,415	57,400	(3.46)
Occupancy and equipment	2,981	3,045	3,063	3,249	3,208	3,399	3,413	3,373	(7.08)	12,338	13,393	(7.88)
Data processing	1,407	1,439	1,430	1,329	1,310	1,289	1,303	1,307	7.40	5,605	5,209	7.60
Amortization of intangibles	482	489	494	501	683	610	578	584	(29.43)	1,966	2,455	(19.92)
Other	7,141	7,782	8,409	7,097	7,904	7,236	7,555	6,816	(9.65)	30,429	29,511	3.11

Total non-interest expense	25,583	26,118	27,132	26,920	25,688	27,784	27,698	26,798	(0.41)	105,753	107,968	(2.05)
Income before income taxes	4,838	5,676	5,752	8,115	(1,074)	10,801	11,394	11,591	(550.47)	24,381	32,712	(25.47)
Income taxes	807	1,451	1,496	2,109	(1,306)	3,243	3,409	3,314	(161.79)	5,863	8,660	(32.30)

Net income	$4,031	$4,225	$4,256	$6,006	$232	$7,558	$7,985	$8,277	1,637.50	$18,518	$24,052	(23.01)

Basic earnings per share	$0.19	$0.20	$0.20	$0.29	$0.01	$0.36	$0.38	$0.40	1,800.00	$0.88	$1.15	(23.48)
Diluted earnings per share	0.19	0.20	0.20	0.28	0.01	0.36	0.38	0.39	1,800.00	0.87	1.14	(23.68)
Average basic shares outstanding	21,078,873	21,075,879	21,073,228	21,067,539	21,039,068	20,980,557	20,946,287	20,878,478	0.19	21,073,916	20,961,364	0.54
Average diluted shares outstanding	21,217,841	21,213,839	21,193,560	21,188,397	21,178,966	21,175,465	21,205,208	21,133,235	0.18	21,211,672	21,118,214	0.44
Common shares outstanding	21,082,991	21,078,828	21,074,568	21,067,539	21,067,539	21,013,427	20,954,627	20,930,871	0.07	21,082,991	21,067,539	0.07
Cash dividend per common share	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	$0.17	—	$0.68	$0.68	—
Performance ratios
Return on average shareholders’ equity	3.87%	4.12%	4.22%	6.04%	0.23%	7.40%	7.82%	8.21%		4.56%	5.97%
Return on average shareholders’ equity, excluding amortization expense	4.15%	4.41%	4.52%	6.35%	0.64%	7.76%	8.17%	8.57%		4.86%	6.34%
Return on average assets	0.44%	0.46%	0.46%	0.65%	0.02%	0.80%	0.86%	0.92%		0.50%	0.65%
Return on average assets, excluding amortization expense	0.47%	0.49%	0.49%	0.68%	0.07%	0.84%	0.89%	0.96%		0.53%	0.69%
Net interest margin (FTE)	3.22%	3.22%	3.04%	3.19%	3.36%	3.45%	3.43%	3.52%		3.16%	3.44%
Yield on earning assets (FTE)	5.26%	5.33%	5.27%	5.46%	5.81%	6.08%	6.20%	6.81%		5.32%	6.22%
Average earning assets to average assets	88.19%	88.73%	89.25%	88.85%	88.82%	88.93%	88.83%	88.44%		88.82%	88.76%
Average loans to average deposits	92.96%	94.22%	94.40%	99.13%	105.30%	104.03%	101.20%	99.90%		95.15%	102.55%
Noninterest income (less securities gains/losses) to average assets	1.45%	1.51%	1.53%	1.54%	1.37%	1.45%	1.48%	1.54%		1.51%	1.46%
Noninterest expense to average assets	2.79%	2.82%	2.91%	2.90%	2.76%	2.95%	2.97%	2.97%		2.85%	2.91%
Net overhead ratio	1.34%	1.31%	1.38%	1.36%	1.39%	1.50%	1.49%	1.43%		1.35%	1.46%
Efficiency ratio (FTE)	64.91%	64.73%	66.65%	65.41%	63.47%	65.40%	65.61%	63.87%		65.43%	64.60%

*	Percent variance not meaningful

RENASANT CORPORATION

(Unaudited)

(Dollars in thousands, except per share data)

									Q4 2009 -	For the Year
	2009				2008				Q4 2008	Ended December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2009	2008	Variance
Average balances
Total assets	$3,640,514	$3,675,592	$3,738,852	$3,763,245	$3,697,726	$3,744,069	$3,752,401	$3,629,623	(1.55)	$3,704,350	$3,706,025	(0.05)
Earning assets	3,210,554	3,261,527	3,337,103	3,343,699	3,284,282	3,329,651	3,333,176	3,210,112	(2.24)	3,290,356	3,289,402	0.03
Securities	719,298	703,976	701,894	696,068	713,108	735,977	704,694	555,174	0.87	702,690	677,497	3.72
Loans, net of unearned	2,397,195	2,465,298	2,542,021	2,587,436	2,551,660	2,571,069	2,611,843	2,631,101	(6.05)	2,497,377	2,591,254	(3.62)
Intangibles	191,591	192,078	192,568	193,067	193,671	194,382	195,949	197,036	(1.07)	192,404	195,252	(1.46)
Non-interest bearing deposits	$307,753	$297,390	$293,546	$299,265	$289,079	$287,197	$298,692	$293,528	6.46	$299,465	$292,145	2.51
Interest bearing deposits	2,247,854	2,286,184	2,342,788	2,250,324	2,106,341	2,143,680	2,233,380	2,301,291	6.72	2,281,793	2,195,771	3.92
Total deposits	2,555,607	2,583,574	2,636,334	2,549,589	2,395,420	2,430,877	2,532,072	2,594,819	6.69	2,581,258	2,487,916	3.75
Borrowed funds	632,689	647,919	662,387	815,548	856,057	871,744	774,052	587,957	(26.09)	689,020	772,952	(10.86)
Shareholders’ equity	413,773	406,779	404,456	403,229	407,286	406,571	410,780	405,355	1.59	406,178	403,025	0.78
Asset quality data
Nonaccrual loans	$39,454	$37,995	$55,217	$47,591	$35,661	$20,578	$17,659	$16,090	10.64	$39,454	$35,661	10.64
Loans 90 past due or more	10,571	10,661	10,284	19,789	4,252	9,077	8,962	5,888	148.61	10,571	4,252	148.61

Non-performing loans	50,025	48,656	65,501	67,380	39,913	29,655	26,621	21,978	25.34	50,025	39,913	25.34
Other real estate owned and repossessions	58,568	47,457	30,546	25,318	25,111	21,901	13,111	12,802	133.24	58,568	25,111	133.24

Non-performing assets	$108,593	$96,113	$96,047	$92,698	$65,024	$51,556	$39,732	$34,780	67.00	$108,593	$65,024	67.00

Net loan charge-offs (recoveries)	$5,007	$6,962	$5,917	$4,764	$8,098	$1,623	$2,824	$1,726	(38.17)	$22,650	$14,271	58.71
Allowance for loan losses	39,145	36,352	35,964	35,181	34,905	28,024	26,647	27,271	12.15	39,145	34,905	12.15
Non-performing loans / total loans	2.13%	2.03%	2.65%	2.69%	1.58%	1.17%	1.05%	0.85%		2.13%	1.58%
Non-performing assets / total assets	2.98%	2.64%	2.59%	2.44%	1.75%	1.38%	1.05%	0.94%		2.98%	1.75%
Allowance for loan losses / total loans	1.67%	1.51%	1.46%	1.40%	1.38%	1.11%	1.05%	1.06%		1.67%	1.38%
Allowance for loan losses / non-performing loans	78.25%	74.71%	54.91%	52.21%	87.45%	94.50%	100.10%	124.08%		78.25%	87.45%
Annualized net loan charge-offs / average loans	0.83%	1.12%	0.93%	0.75%	1.26%	0.25%	0.43%	0.26%		0.91%	0.55%
Balances at period end
Total assets	$3,641,081	$3,642,657	$3,701,957	$3,795,217	$3,715,980	$3,725,209	$3,782,196	$3,699,276		$3,641,081	$3,715,980	(2.02)
Earning assets	3,173,039	3,188,554	3,236,615	3,368,962	3,286,764	3,284,813	3,339,511	3,267,329		3,173,039	3,286,764	(3.46)
Securities	714,164	738,204	684,723	709,950	695,106	708,406	741,154	636,338		714,164	695,106	2.74
Mortgage loans held for sale	25,749	24,091	49,565	55,194	41,805	35,976	43,487	33,062		25,749	41,805	(38.41)
Loans, net of unearned	2,347,615	2,402,423	2,468,844	2,506,780	2,530,886	2,525,424	2,541,012	2,580,911		2,347,615	2,530,886	(7.24)
Intangibles	191,357	191,839	192,328	192,822	193,323	194,022	194,688	196,264		191,357	193,323	(1.02)
Non-interest bearing deposits	$304,962	$297,858	$292,129	$303,536	$284,227	$287,850	$305,877	$304,171		$304,962	$284,227	7.30
Interest bearing deposits	2,271,138	2,263,126	2,308,081	2,385,769	2,060,104	2,124,318	2,161,301	2,322,471		2,271,138	2,060,104	10.24
Total deposits	2,576,100	2,560,984	2,600,210	2,689,305	2,344,331	2,412,168	2,467,178	2,626,642		2,576,100	2,344,331	9.89
Borrowed funds	618,024	635,076	665,755	672,130	933,976	870,326	878,813	623,906		618,024	933,976	(33.83)
Shareholders’ equity	410,122	410,473	400,680	400,095	400,371	406,267	403,795	409,827		410,122	400,371	2.44
Market value per common share	$13.60	$14.85	$15.02	$12.56	$17.03	$21.71	$14.73	$22.50		$13.60	$17.03	(20.14)
Book value per common share	19.45	19.47	19.01	18.99	19.00	19.33	19.27	19.58		19.45	19.00	2.36
Tangible book value per common share	10.38	10.37	9.89	9.84	9.83	10.10	9.98	10.20		10.38	9.83	5.58
Shareholders’ equity to assets (actual)	11.26%	11.27%	10.82%	10.54%	10.77%	10.91%	10.68%	11.08%		11.26%	10.77%
Tangible capital ratio	6.34%	6.34%	5.94%	5.75%	5.88%	6.01%	5.83%	6.10%		6.34%	5.88%
Leverage ratio	8.68%	8.56%	8.37%	8.28%	8.34%	8.30%	8.12%	8.23%		8.68%	8.34%
Tier 1 risk-based capital ratio	11.16%	11.04%	10.92%	11.00%	10.85%	10.81%	10.49%	10.03%		11.16%	10.85%
Total risk-based capital ratio	12.41%	12.29%	12.17%	12.25%	12.10%	11.84%	11.45%	11.00%		12.41%	12.10%
Detail of Loans by Category
Commercial, financial, agricultural	$281,329	$280,930	$292,177	$301,899	$312,648	$299,233	$303,385	$310,497		$281,329	$312,648	(10.02)
Lease financing	778	936	1,283	1,434	1,746	1,943	2,130	2,304		778	1,746	(55.44)
Real estate - construction	133,299	153,367	180,202	210,747	241,818	241,661	335,430	385,957		133,299	241,818	(44.88)
Real estate - 1-4 family mortgages	820,917	848,267	878,263	872,796	886,380	877,045	857,165	846,626		820,917	886,380	(7.39)
Real estate - commercial mortgages	1,040,589	1,048,135	1,054,169	1,055,537	1,015,894	1,032,797	972,111	954,131		1,040,589	1,015,894	2.43
Installment loans to individuals	70,703	70,788	62,750	64,367	72,400	72,745	70,791	81,396		70,703	72,400	(2.34)

Loans, net of unearned	$2,347,615	$2,402,423	$2,468,844	$2,506,780	$2,530,886	$2,525,424	$2,541,012	$2,580,911		$2,347,615	$2,530,886	(7.24)

*	Percent variance not meaningful